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                                                                 EXHIBIT 23.05



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-24483, 333-46482, 33-62198 and 33-57223), on
Form S-4 (No. 333-74761) and on Form S-8 (Nos. 33-20895, 33-38022, 33-52537,
33-38021, 33-52539, 33-42357, 33-52535, 33-64337, 333-72727, 333-91849,
33-63283-01, 333-01927-01, 333-11803-01, 333-21631-01, 333-21631-02,
333-30889-01, 333-56655-01, 333-71727, 333-68819-01, 333-90417, 333-90423,
333-90415, 333-92841, 333-38198, 333-38190, 333-38192, 333-56006, 333-56008,
333-56010 and 333-53394) of Cardinal Health, Inc. of our reports dated March 21, 2000, except as to the revision to the financial statements to account for the business combination with Central Pharmacy Services, Inc. as a purchase rather than a pooling of interests and the second paragraph of Note 16 to the consolidated financial statements of Cardinal Health, Inc., which are as of December 15, 2000, relating to the financial statements and financial statement schedule of Bindley Western Industries, Inc., which appears in the Current Report on Form 8-K/A of Cardinal Health, Inc. dated February 14, 2001.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Indianapolis, Indiana
June 6, 2001